INFORMATION IN THIS EXHIBIT IDENTIFIED BY [****] IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(iv) OF REGULATION S-K BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED

GOT-PA-3780-MISC-2200855 GAC, Inc.

PO Box 309, Ugland House Grand Cayman

KY1-1104

Cayman Islands

Subject: Special Agreement - Payment Refund Matters

The Boeing Company

P.O. Box 3707

Seattle, WA 98124 2207

Reference: a.) Purchase Agreement No. 3780 (Purchase Agreement) between The Boeing Company (Boeing) and GAC, Inc. (Customer) relating to Model 737 MAX aircraft (Aircraft)

b.) Netting letters “MSN 43994_Netting Letter”, “MSN 60220_Netting Letter”, and “MSN 65054_Netting Letter” (collectively, the Netting Letters)

This letter agreement (Letter Agreement) amends and supplements the Purchase Agreement. All terms used but not defined in this Letter Agreement will have the same meaning as in the Purchase Agreement.

1.               [****]. As of the date of this Letter Agreement, Customer has an advance payment arrears balance with Boeing in the amount of [****]. Notwithstanding the terms of the Netting Letters, in consideration of Customer’s agreement and performance to the terms of Article 2 herein, Boeing will promptly refund a total of [****] to Customer.

2.	[****]

3.	Assignment.

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer in consideration of Customer becoming the operator of the Aircraft and cannot be assigned, in whole or in part.

4.	Confidentiality.

The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer will limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

GOT-PA-3780-MISC-2200855		Page 2
BOEING PROPRIETARY

ACCEPTED AND AGREED TO this

Date:

February 25, 2022

GAC, INC THE BOEING COMPANY

By: By: [****]

Name: Title:

[****]

[****]

Name: [****]

Title: [****]

GOT-PA-3780-MISC-2200855		Page 2
BOEING PROPRIETARY

Advance Payment arrears as of the date of this Letter Agreement, [****]

which were due to Boeing on April 1, 2022. Customer further agrees that any excess funds received at delivery of the Aircraft bearing MSNs 65053, 43996, 44348, and 43995 will be held by Boeing until this payment is made.

3.	Assignment.

Notwithstanding any other provisions of the Purchase Agreement, the rights and obligations described in this Letter Agreement are provided to Customer in consideration of Customer becoming the operator of the Aircraft and cannot be assigned, in whole or in part.

4.	Confidentiality.

The information contained herein represents confidential business information and has value precisely because it is not available generally or to other parties. Customer will limit the disclosure of its contents to employees of Customer with a need to know the contents for purposes of helping Customer perform its obligations under the Purchase Agreement and who understand they are not to disclose its contents to any other person or entity without the prior written consent of Boeing.

ACCEPTED AND AGREED TO this

Date: February 25, 2022

GAC, INC                                                                          THE BOEING COMPANY

By:                                                                                      By:

Name:                                                                                Name: [****]

Title:                                                                               Title:

[****]